                           SECOND AMENDED AND RESTATED
               REAL ESTATE AND EQUIPMENT MASTER TRANSFER AGREEMENT

          This Second Amended and Restated Real Estate and Equipment Master Transfer Agreement ("AGREEMENT"), dated February _____, 1997 for reference purposes and effective as of January 1, 1996 (the "EFFECTIVE DATE"), is made among FHP, Inc., a California corporation, FHP of Utah, Inc., a Utah corporation, FHP of New Mexico, a New Mexico corporation (collectively, "FHP", or each an "FHP COMPANY"), and Talbert Medical Management Corporation, a Delaware corporation ("TMMC"), who hereby amend and entirely restate the Real Estate and Equipment Master Transfer Agreement among the same parties dated as of January 1, 1996, as the same was amended and restated by the Amended and restated Real Estate and Equipment Master Transfer Agreement among the same parties dated December 6, 1996 for reference purposes, with reference to the following facts:

          A. Each FHP Company is the owner or lessee of one or more medical and/or administrative facilities described below and the furniture, fixtures and equipment ("FF&E") located therein. The FF&E shall consist of the following categories of personal property only: (i) furniture, (ii) data processing equipment, (iii) medical equipment, (iv) minor equipment, (v) PBX equipment,
(vi) art, (vii) soft costs and (viii) leasehold improvements installed by or at the expense of FHP in certain of the Leased Facilities and HMO Funding Facilities, and shall be more particularly provided for and described in the Master FF&E Lease Agreement provided for in Section 4 hereof.

          B. Each medical and administrative facility that is owned by an FHP Company and intended to be the subject of this Agreement is described on attached Exhibit A (collectively, the "OWNED FACILITIES", and individually, an "OWNED FACILITY").

          C. Each medical and administrative facility that is leased by an FHP Company and intended to be the subject of this Agreement is described on attached Exhibit B (collectively, the "LEASED FACILITIES", and, individually, a "LEASED FACILITY").

          D. Each medical and administrative facility leased by FHP, Inc. pursuant to the Lease Agreement, dated August 2, 1990 between HMO Funding, Inc. and FHP, Inc., as amended (collectively, the "HMO FUNDING LEASE"), is listed on attached Exhibit C (collectively, the "HMO FUNDING FACILITIES", and, individually, an "HMO FUNDING FACILITY").

          E. Subject to the terms and conditions of this Agreement, FHP intends to transfer the Owned Facilities, the Leased Facilities, the HMO Funding Facilities and the FF&E to TMMC, and TMMC intends to accept such transfers and assume the obligations arising therefrom.

          Therefore, in consideration of the above facts and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

     1. LEASE OF THE OWNED FACILITIES. TMMC shall lease each Owned Facility from the FHP Company listed on attached Exhibit A as owning each such Owned Facility, and each such FHP Company shall lease each Owned Facility to TMMC pursuant to a separate lease agreement, which shall be in substantially the form and contain substantially the terms and conditions of the Second Amended and Restated Lease Agreement attached as Exhibit D.

     2.   ASSIGNMENT AND ASSUMPTION OF LEASED FACILITIES AND LEASE OF FF&E.
Each FHP Company listed in attached Exhibit B as a lessee and/or sublessee of a Leased Facility hereby assigns its leasehold and subleasehold interests in each such lease and sublease to TMMC, and TMMC hereby accepts each such assignment of leases and subleases on the terms and conditions of the Amended and Restated Master Assignment of Leases attached as Exhibit E. The foregoing assignment and acceptance of such assignment shall survive the expiration of this Agreement. TMMC shall provide such reasonable cooperation and assistance as may be required by FHP or any successor in connection with its efforts to secure the agreement of any or all lessors or sublessors of the Leased Facilities that FHP and any such successor shall be forever released and discharged from any and all liabilities under each lease or sublease of a Leased Facility assigned by FHP to TMMC pursuant to this Section 2.

     3. SUBLEASE OF HMO FUNDING FACILITIES. TMMC shall sublease or sub-ground lease, as the case may be, each HMO Funding Facility, from the appropriate FHP Company, and such FHP Company shall sublease or sub-ground lease each HMO Funding Facility to TMMC, pursuant to separate sublease agreements, which shall be in substantially the form and contain substantially the terms and conditions of the Second Amended and Restated Sublease Agreement attached as Exhibit F.

     4. LEASE OF FF&E. TMMC shall lease from each FHP Company the FF&E situated in the Owned Facilities, Leased Facilities and HMO Funding Facilities and each such FHP Company shall lease such FF&E to TMMC on the terms and conditions of the Master FF&E Lease Agreement attached as Exhibit G.

     5. TERM. The term of this Agreement shall commence on January 1, 1996 and expire ___________ ( ) days after the date on which all of the agreements provided for herein have expired.

          6.        MISCELLANEOUS.

               6.1 NOTICES AND ADDRESSES. The addresses for the parties for delivery of any notices shall be as follows:

               If to any FHP Company:

               FHP International Corporation
               3120 Lake Center Drive
               Santa Ana, CA  92704
               Attention:  Secretary

               If to TMMC:

               Talbert Medical Management Corporation
               3540 Howard Way
               Costa Mesa, CA  92626
               Attention:  President

               All notices and documents shall be delivered either by (i) messenger or courier service, (ii) by nationally recognized overnight courier service (such as Federal Express), or (iii) by registered or certified U.S. Mail, postage prepaid, return receipt requested. Delivery shall be effective only upon actual receipt. Any party to this Agreement may change any of the information set forth in this Section 6.1 in connection with such party by notice given in accordance with the foregoing provisions.


               6.2 FURTHER ASSURANCES. Each party hereto shall execute, acknowledge and deliver to each other all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Agreement.

               6.3 ATTORNEYS' FEES. In the event that any litigation is commenced concerning or arising out of this Agreement, or any of the leases, subleases or assignments contemplated hereby, the party or parties prevailing in such litigation shall be entitled to recover, in addition to such other relief as may be granted, its/their reasonable costs and expenses, including without limitation reasonable attorneys' fees and court costs, whether or not taxable, as awarded by a court of competent jurisdiction.

               6.4 MODIFICATIONS. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

               6.5 ASSIGNMENT. This Agreement is personal to the parties hereto, and the rights and obligations hereunder are accordingly not assignable either in whole or in part.

               6.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

               6.7 EXHIBITS. All exhibits attached to this Agreement are incorporated herein by reference, it being agreed by FHP and TMMC that, except as hereinafter otherwise provided, mutually agreed upon revised versions of any or all of Exhibits A, B, C, D and G may be substituted for such exhibits from time to time to reflect the addition or deletion of Owned Facilities, Leased Facilities, HMO Funding Facilities or FF&E to or from said exhibits; provided that such revised exhibits shall only be effective after they have been mutually agreed upon and duly executed on behalf of each FHP Company and TMMC. Notwithstanding the foregoing, it is understood and agreed that neither mutual agreement nor execution on behalf of TMMC shall be necessary to effectuate the deletion from Exhibit A or Exhibit G of any facility or FF&E which has been sold or otherwise transferred to a new owner or the deletion from Exhibit C, and the addition to Exhibit A, if appropriate, of any facility which has been acquired from HMO Funding, Inc. by FHP or any successor.

               6.8 SUPERSEDING EFFECT. To the extent any of the Owned Facilities and/or the Leased Facilities were previously transferred to TMMC, this Agreement shall supersede such transfers, and any agreements or other documentation evidencing such prior transfers are hereby amended and restated in their entirety by this Agreement.

               6.9 COUNTERPARTS. This Agreement may be executed in counterparts with the same force and effect as if the parties had executed one instrument, and each such counterpart shall constitute an original hereof.

                             FHP, Inc., a California corporation


                             By:   /s/ Westcott W. Price III
                                   -----------------------------------------
                                   Westcott W. Price III, President and Chief
                                   Executive Officer

                             FHP of Utah, Inc., a Utah corporation


                             By:   /s/ Westcott W. Price III
                                   -----------------------------------------
                                   Westcott W. Price III
                                   Chief Executive Officer

                             FHP of New Mexico, Inc., a New Mexico corporation


                             By:   /s/ Westcott W. Price III
                                   -----------------------------------------
                                   Westcott W. Price III, President and Chief
                                   Executive Officer

                             Talbert Medical Management Corporation, a Delaware corporation


                             By:   /s/ Jack D. Massimino
                                   -----------------------------------------
                                   Jack D. Massimino, President and Chief
                                   Executive Officer

                            MASTER TRANSFER AGREEMENT
                                LIST OF EXHIBITS



Exhibit A      List of Owned Facilities

Exhibit B      List of Leased Facilities

Exhibit C      List of HMO Funding Facilities

Exhibit D      Second Amended and Restated Lease Agreement

Exhibit E      Amended and Restated Master Lease Assignment

Exhibit F      Second Amended and Restated Sublease Agreement

Exhibit G      Master FF&E Lease Agreement

                   SECOND AMENDED AND RESTATED LEASE AGREEMENT


1.        BASIC PROVISIONS ("BASIC PROVISIONS")

     1.1 PARTIES: This Second Amended and Restated Lease Agreement ("LEASE"), dated February __, 1997 for reference purposes and made effective as of January 1, 1996 (the "EFFECTIVE DATE), is made by and between the lessor identified on the signature page of this Lease ("LESSOR") and Talbert Medical Management Corporation, a Delaware corporation ("LESSEE") (collectively the "PARTIES", or individually a "PARTY") to amend and entirely restate that certain Amended and Restated Lease Agreement dated December 6, 1996 for reference purposes and made effective as of the Effective Date between the Parties as to the Premises provided for in Paragraph 1.2 below.

     1.2 PREMISES: That certain building which is located at the address set forth in Exhibit I hereto and contains the square footage set forth on Exhibit I, together with the land on which it is situated (the "PREMISES"), said Premises, together with the FF&E situated therein, having the projected net book value as of the Effective Date shown on Exhibit II hereto.

     1.3 FF&E: As used in this Lease, the term "FF&E" shall mean the furniture, fixtures and equipment located on the Premises and consisting of the
following categories of personal property only:   (a) furniture, (b) data
processing equipment, (c) medical equipment, (d) minor equipment, (e) PBX equipment, (f) art and (g) soft costs, said FF&E being the subject of a separate Master FF&E Lease Agreement between the Parties.

     1.4 TERM AND EXTENSIONS: Five (5) years (the "INITIAL TERM") commencing on January 1, 1996 ("COMMENCEMENT DATE") and ending on December 31, 2000 ("EXPIRATION DATE"); provided that (except as otherwise provided in Paragraph
(iv) of that certain letter agreement dated December 11, 1996, between FHP, Inc., FHP of Utah, Inc. and FHP of New Mexico, Inc., on the one hand, and Lessee, on the other, said letter agreement being attached hereto as Exhibit
III), at the end of the Initial Term, the term of this Lease shall be automatically extended for an additional five (5) year period to December 31, 2005 (the "FIRST EXTENSION TERM"). In addition, and provided the term of this Lease has been extended for the First Extension Term and Lessee is not then in DEFAULT OR BREACH (as defined in Paragraph 11.1), Lessee shall have two (2) further extension options which may be exercised by written notice from Lessee to Lessor at least one (1) year prior to the end of the First Extension Term or the "SECOND EXTENSION TERM" (as hereinafter defined), as the case may be, to extend the term of this Lease for an additional five years each (the first such five year period, commencing on January 1, 2006, being the "SECOND EXTENSION TERM", and the second such five year period, commencing on January 1, 2011, being the "THIRD EXTENSION TERM"). Any of the First Extension Term, Second Extension Term or Third Extension Term shall be referred to herein as an "EXTENSION TERM".


     1.5 BASE RENT: During the term of this Lease, Lessee shall pay Base Rent ("BASE RENT") in the following amounts:

          (a) During the first year of the Initial Term, Lessee shall pay as Base Rent a monthly amount equal to the sum of (A) 0.6667% (eight percent (8%) per annum) of the net book value as of the Effective Date, set forth in Exhibit II hereto for the Premises (including the FF&E therein) as of the Commencement Date plus (B) an amount equal to the monthly depreciation expense for the Premises (using Lessor's depreciation schedules in effect as of the Commencement
Date) calculated as of the end of each calendar month.

                     EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                       -1-

          (b) From January 1, 1997 through December 31, 2000, Lessee shall pay as Base Rent the monthly amount set forth on Exhibit I, said amount being derived by multiplying the square footage shown on Exhibit I by the monthly rent per square foot shown on Exhibit I.

          (c) As of the commencement of an Extension Term of this Lease, the Base Rent for such Extension Term shall be adjusted to reflect prevailing market rent (including the addition of a provision requiring an annual Consumer Price Index adjustment, or similar cost of living adjustment, if such adjustments are at such time customary market terms for similar properties in the relevant market) for similar space (excluding FF&E) in comparable facilities in the general vicinity in which the Premises are located ("FAIR MARKET RENT"). If Lessor and Lessee are unable to agree upon Fair Market Rent within one hundred fifty (150) days prior to the commencement of the relevant Extension Term, Lessor and Lessee each shall, no later than 140 days prior to the commencement of the relevant extension term, appoint, at its own expense, one appraiser with expertise in commercial real estate leasing transactions to determine the Fair Market Rent, such determination to be made and presented in writing within 20 calendar days after his or her appointment. Fair Market Rent shall be the mean of the fair market rents determined by the appraisers if the determination of the appraiser appointed by Lessor is no more than five (5) percentage points greater than the other appraiser's determination. If the determination of the appraiser appointed by Lessor is more than five percentage points greater than the other appraiser's determination, the appraisers jointly shall, no later than 110 days prior to the commencement of the relevant Extension Term, appoint a third appraiser (who shall be a real estate appraiser who has not provided services to Lessor or Lessee during the immediately preceding three (3) years and who has at least five (5) years of full-time commercial appraisal experience in the geographic area in which the Premises are located) and, after the third appraiser's determination, such determination to be made and presented in writing within 20 calendar days after his or her appointment. Fair Market Rent shall be the mean of (a) the third appraiser's determination and (b) the determination of the one of the other appraisers whose determination is nearer in amount to the determination of the third appraiser. The fees and expenses of the third appraiser shall be divided equally between Lessor and Lessee.

     1.6  PERMITTED USE:  Any lawful purposes.

2.        PREMISES.

     2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises for the Initial Term and any Extension Terms, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. The parties recognize that this Lease is what is generally considered to be a "triple net" lease whereby all risks and liabilities of ownership are assumed by the Lessee.

     2.2 CONDITION. Lessor shall deliver the Premises to Lessee on an "as is" basis without any representations or warranties, express or implied, to the full extent permitted under Applicable Law (as defined in Paragraph 4.3, below). All repairs and modifications to the Premises (whether structural or non-structural, capital or non-capital), including, without limitation, those required to conform the Premises or any parts thereof to the requirements of any Applicable Law now in effect or enacted in the future, shall be performed at the sole cost and expense of Lessee. Notwithstanding any factors judicially developed as a means of allocating the obligation to make alterations to leased premises to comply with present or future Applicable Law, it is the intention of the Parties that such obligations are those of Lessee and are accordingly reflected in rent payments and other consideration under this Lease.

3.   RENT.

     Lessee shall cause payment of Base Rent and other rent or charges to be received by Lessor (collectively "RENT") in lawful money of the United States, without offset, deduction or prior demand, in arrears on or before the fifteenth
(15th) day of each month immediately following each month of the Initial Term and any Extension Term, with final payment due on the fifteenth (15th) day of the month following the end of such term.

4.        USE.

     4.1 USE. Lessee shall use the Premises in accordance with all Applicable Law. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties.

     4.2  HAZARDOUS SUBSTANCES.

          (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law. "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank,
(ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying any of the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor.

          (b) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, and its agents, employees, and ground lessors, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control.

     4.3 LESSEE'S COMPLIANCE WITH LAW. Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "APPLICABLE LAW," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of all governmental authorities of competent jurisdiction and any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene,
(ii) environmental conditions on, in, under or about the Premises, including soil and ground water conditions, (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and (iv) compliance with the terms and conditions of the Americans with Disabilities Act. Whether or not reflecting a change in policy from any previously existing policy Lessee shall, within five
(5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

     4.4 INSPECTION; COMPLIANCE. Lessor shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Law and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse the Lessor for the costs and expenses of such inspections.

5.   MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND
     ALTERATIONS.

     5.1 LESSEE'S OBLIGATIONS. Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and all parts thereof in good order, condition and repair, structural and non-structural (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises, and whether or not any required repairs considered are capital or non-capital), including, without limiting the generality of the foregoing, landscaping and all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, and life-safety systems. Without limiting the generality of the foregoing provision, Lessee shall maintain the Premises in a manner and in a condition which is at least consistent with comparable buildings in the immediate area in which the Premises is located.

     5.2 LESSOR'S OBLIGATIONS. It is intended by the Parties that Lessor have no obligation, in any manner whatsoever, to repair or maintain the Premises, or the improvements located thereon, whether structural or non-structural, all of which obligations are intended to be those of the Lessee under Paragraph 5.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of, any needed repairs.

     5.3  ALTERATIONS AND INDEMNIFICATION.

          (a) ALTERATIONS. Lessee may make any interior alterations or modifications to the Premises (collectively, "ALTERATIONS") that are not Structural Alterations (as defined below) without Lessor's prior consent, provided (i) on the expiration or earlier termination of this Lease, Lessee shall, at Lessor's election and at Lessee's sole cost, restore all or any portion of the Premises to the condition existing prior to the installation or construction of the Alteration(s), (ii) no such Alteration shall affect the exterior or the structural integrity of the Premises (which shall include the foundation, bearing walls and structural roof), any telephone closets, stairwells, elevators, plumbing systems, sprinkler systems (connected to the building core), life safety systems, HVAC systems (including primary and secondary loops connected to the building core), and other mechanical or electrical systems (collectively, "STRUCTURAL ALTERATIONS"), (iii) for any Alterations where the estimated cost exceeds $50,000, Lessee shall provide Lessor with at least ten (10) business days prior written notice of the commencement of construction to permit Lessor the opportunity to post a notice of non-responsibility pursuant to Applicable Law, and (iv) Lessee shall (A) obtain, at Lessee's sole cost, all required governmental permits and licenses required for any proposed Alteration, (B) if required by Lessor, provide Lessor with copies of all such permits and licenses, and -C- comply with all conditions imposed on Lessee by such permits and/or licenses. Any Alterations by Lessee during the Term shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications, if any, therefor. Any request for a consent to any Structural Alteration may be withheld in Lessor's sole and absolute discretion.

          (b) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or material man's lien against the Premises or any interest therein. If any such lien attaches or Lessee receives notice of any such lien, Lessee shall cause the lien to be released and removed of record within ten (10) days after Lessor's demand. Despite any other provision of this Lease, if the lien is not released and removed within ten (10) days after Lessor delivers notice of the lien to Lessee, Lessor may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of such lien, unless lessee has commenced legal action to contest, dispute, or defend the claims of the lienholder and the validity of such lien and continues to prosecute such action to a successful judgment releasing the lienholder's lien against Lessee or Lessor's interest in the Premises. All expenses (including reasonable attorney's fees) incurred by Lessor in connection with release of the lien shall be considered rent under this Lease and be immediately due and payable by Lessee. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises.

     5.4  OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

          (a) OWNERSHIP. Subject to Lessor's right to require their removal or become the owner thereof as provided herein, all Alterations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Alterations. Unless otherwise instructed per subparagraphs 5.3(a) and 5.4(b) hereof, all Alterations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

          (b) REMOVAL. Lessor may require that any or all Alterations be removed by the expiration or earlier termination of this Lease. Lessor may require the removal or restoration at any time of all or any part of any Alterations made without the required consent of Lessor.

          (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "ORDINARY WEAR AND TEAR" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease.

6.        INSURANCE; INDEMNITY.

     6.1 PAYMENT FOR INSURANCE. Lessee shall carry and pay for all insurance required under this Paragraph 6.

     6.2  LIABILITY INSURANCE.

          (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the Term a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis for the Premises providing single limit coverage in an amount not less than $5,000,000 per occurrence. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary and not contributory with any similar insurance that may be carried by Lessor, whose insurance shall be considered excess insurance only.

          (b) CARRIED BY LESSOR. Lessor shall have no obligation to carry any insurance under this Lease.

     6.3 PROPERTY INSURANCE. Lessee shall obtain and keep in force during the term of this Lease a policy or policies, naming Lessor as additional insured, with loss payable to Lessee insuring the Premises for loss or damage caused by the usual all-risk perils. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time. In the event of a damage or destruction of the Premises, Lessor may elect that such insurance proceeds be paid to and disbursed through a third-party escrow or construction disbursement account selected by Lessor.

     6.4 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A- 14 as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 6. Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall prior to the expiration of such policies, furnish

Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If Lessee shall fail to procure and maintain the insurance required to be carried by Lessee under this Paragraph 6, Lessor may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

     6.5 WAIVER OF SUBROGATION. Without affecting any other rights or remedies and without imposing on Lessor an obligation to procure property insurance, Lessee and Lessor ("WAIVING PARTY") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under this Paragraph 6. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

     6.6 INDEMNITY. Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, employees, and contractors, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities (collectively, "CLAIMS") arising out of, involving, or dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease, and any active or passive negligence of Lessor whether any such Claims are caused in whole or in part by such active and/or passive negligence of Lessor. In case any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such Claim in order to be so indemnified.

     6.7 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause (including, without limitation, the active or passive negligence of Lessor), whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Notwithstanding Lessor's active or passive negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

7.   DAMAGE OR DESTRUCTION.

     7.1 LESSEE'S OBLIGATIONS. If all or any part of the Premises are destroyed, whether or not by a loss that is caused by a risk required to be insured under this Lease, this Lease shall continue in full force and effect without interruption, reduction, or abatement of rent or other expenses hereunder. Upon occurrence of such damage or destruction, Lessee shall, at Lessee's sole cost and expense, forthwith repair or restore the Premises to the condition existing before the occurrence of such damage and destruction. In the event this Lease expires prior to the completion of such repair, Lessee shall, at Lessor's election, either (i) continue with full repair and restoration of the Premises, or (ii) deliver to Lessor an amount determined by Lessor's construction consultant to be necessary to complete such repair or restoration. Lessor shall have no obligation to Lessee whatsoever in the event of any damage or destruction to the Premises or any parts thereof.

     7.2 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

8.   REAL PROPERTY TAXES.

     8.1 PAYMENT OBLIGATION. Lessee shall pay the Real Property Taxes, as defined in Paragraph 8.2, applicable to the Premises during the Term. All such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such Real Property Taxes have been paid. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee,

Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

     8.2 DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the Term, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

     8.3 PERSONAL PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon the Alterations located within the Premises.

9. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

10.  ASSIGNMENT AND SUBLETTING.

     10.1 LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber or sublet (collectively, "ASSIGN" or "ASSIGNMENT") all or any part of Lessee's interest in this Lease or in any of the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld subject to the terms and conditions set forth below, which the Parties agree are reasonable:

          a. Any assignment shall not: (i) be effective without the express written assumption by such assignee or sublessee (either, a "TRANSFEREE") of the obligations of Lessee under this Lease, or (ii) release Lessee of any of its direct and primary obligations hereunder to Lessor.

          b. Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

          c. The consent of Lessor to any assignment shall not constitute a consent to any subsequent assignment by Lessee or to any subsequent or successive assignment by the assignee sublessee. However, Lessor may consent to subsequent assignments or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

          d. In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any one else responsible for the performance of the Lessee's obligations under this Lease, including any sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          e. Each request for consent to an assignment shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

          f. Upon receiving Lessee's notice requesting consent to an assignment, together with all information required pursuant to Paragraph 10.1(e), above, then, without limiting the foregoing, Lessor may refuse to consent on any commercially reasonable grounds, and refusal to so consent shall be deemed reasonable if the proposed assignment or subletting does not meet the following conditions:

           i. The assignment or subletting shall be on the same terms and conditions set forth in Lessee's notice given to Lessor;

          ii. No assignment or subletting shall be valid, and no Transferee shall take possession of any of the Premises until an original of the duly executed counterpart of the assignment documentation has been delivered to Lessor;

          iii. No Transferee shall have been negotiating with Lessor in the last six (6) months for space in a building owned by Lessor;


          iv. The proposed use of the Premises by the Transferee shall be permitted by the use provisions of this Lease and in accordance with all Applicable Laws;

          v. The Transferee has the financial capability to fulfill the obligations imposed by the assignment or subletting;

          vi. The Transferee has a reputation in the community for financial reliability and the bank or other financial references support in full the financial statements delivered to Lessor on behalf of the Transferee;

          vii. The Transferee demonstrates, in Lessor's business judgment, that it is able to perform the obligations on Transferee's part to be performed under this Lease;

          viii. The Transferee shall not have been involved in any civil, criminal or administrative litigation or proceedings which is unsatisfactory in the reasonable opinion of Lessor; and

          ix. The Transferee intends to use the Premises for the provision of medical services or as medical office space.

     10.2 ASSIGNMENT TO AN AFFILIATE. Notwithstanding the foregoing provisions of Paragraph 10.1, above, Lessee may assign this Lease to an Affiliate of Lessee without the prior consent of Lessor, provided Lessor receives notice of such intent to assign at least ten (10) days prior to the effective date of the assignment. An "AFFILIATE" for purposes of this Paragraph 10.2 shall mean any entity which directly controls, is under common control with, or is directly or indirectly controlled by Lessee or FHP International Corporation, a Delaware corporation. Notwithstanding such permitted assignment, Lessee shall remain directly and primarily liable to Lessor for all obligations and liabilities of "Lessee" under this Lease.

     10.3 TALBERT MEDICAL GROUP. Notwithstanding the foregoing provisions of Paragraphs 10.1 and 10.2, above, Lessee may allow employees, agents, contractors, representatives, invitees, guests, visitors and customers of Talbert Medical Group, including any physicians or physician groups having a management agreement or management agreements with Lessee, to use all or any portion of the Premises at any time and from time to time (collectively, the "TMG USE"). TMG Use shall not include a subletting or an assignment of Lessee's interest under this Lease. However, TMG Use shall not require notice to Lessor or Lessor's consent. Lessee shall remain directly responsible to Lessor for any such TMG Use as if the TMG Use were directly by Lessee.

11.  DEFAULT; BREACH; REMEDIES.

     11.1 DEFAULT; BREACH. A "DEFAULT" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "BREACH" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraph 11.2:

          (a) NONPAYMENT OF RENT. Failure to pay any installment of Base Rent or other rent due and payable hereunder, upon the date when payment is due, such failure continuing for a period of ten (10) business days after written notice of such failure, it being understood and agreed that Lessor shall not be required to comply with the foregoing grace period and notice provisions more often than twice in any twelve (12) month period; or

          (b) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease, other than Lessee's obligation to pay Base Rent, such failure continuing for thirty (30) calendar days after written notice of such failure or such longer period as is reasonably necessary to remedy such failure, provided that Lessee shall continuously and diligently pursue such remedy until such failure is cured.

     11.2 REMEDIES. In the event of a Default of this Lease by Lessee, within thirty (30) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor.
In the event of a Breach of this Lease by Lessee, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

          (a) Terminate Lessee's right to possession of all or any of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination;
(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph.

          (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, and, for such purposes, Lessee acknowledges that the restrictions on assignment set forth in Paragraph 10, above, are reasonable limitations.

          (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

     The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     Provided, however, in the event of a Breach occurring to Premises located in the State of Utah, Lessor shall have the following remedies rather than the remedies set forth in the preceding provisions of this Paragraph 11.2:

          (x) Terminate the Lessee's rights under this Lease by written notice, or reenter and take possession of the Premises by lawful means with or without terminating this Lease; and

          (y) Lessee shall pay to Lessor the cost of recovering possession of the Premises, all costs of reletting, including reasonable renovation, remodeling and alteration of the Premises, the amount of any commissions paid by Lessor in connection with such reletting, and all other costs and damages arising out of Lessee's default, including attorney's fees and costs. Notwithstanding any termination or reentry, the liability of Lessee for the rent payable under this Lease shall not be extinguished for the balance of the Term, and Lessee agrees to compensate on demand for any deficiency arising from reletting the Premises.

     11.3 BREACH BY LESSOR. In the event of any actual or alleged breach by Lessor of any obligation to be performed by Lessor under this Lease, Lessee shall have the sole remedy of damages or injunctive relief; under no circumstances shall Lessee have the right to terminate this Lease.

12. CONDEMNATION. If any of the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "CONDEMNATION"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of any of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor may, to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair. In the alternative, Lessor shall have the right to assign all such severance damages to Lessee, in which case Lessee shall forthwith undertake the full repair or restoration of the Premises at Lessee's sole cost and expense.

13.  TENANCY STATEMENT.

     13.1 Each Party (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party an estoppel certificate stating whether the Responding Party is aware of any default of the Requesting Party, the remaining Lease term, any unexercised options, the Base Rent payable, the extent of any Base Rent paid in advance, and such other information as may be reasonably requested by the Requesting Party.

     13.2 If Lessor desires to finance, refinance, or sell any of the Premises, any part thereof, or the building of which such Premises are a part, Lessee shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser, including but not limited to Lessee's most recent financial statements.

14. LESSOR'S LIABILITY. In the event of a transfer of Lessor's title or interest in any of the Premises or in this Lease, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.

15. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

16. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

17. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

18. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

19. NOTICES. All notices required or permitted by this Lease shall be in writing and shall be delivered to Lessor or Lessee at the following addresses, or at such other address(es) as either party may, from time to time, by like notice designate:

               If to Lessor:       3120 Lake Center Drive
                                   Santa Ana, CA  92704
                                   Attention:  Secretary

               If to Lessee:       3540 Howard Way
                                   Costa Mesa, CA  92626
                                   Attention:  President

All notices and documents shall be delivered either by (i) messenger or courier services, (ii) by nationally recognized overnight courier service (such as Federal Express), or (iii) by registered or certified U.S. Mail, postage prepaid, return receipt requested. Delivery shall be effective only upon actual receipt. Either party to this Lease may change any of the information set forth in this Section 19 by written notice given to the other in accordance with the foregoing provisions.

20. WAIVER. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

21.  RECORDING.  Neither this Lease nor a memorandum thereof shall be recorded.

22. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of any of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

23. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

24. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

25. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and, except as otherwise expressly provided herein, be governed by the laws of the State in which the Premises are located. Any litigation, arbitration or other method of dispute resolution between the Parties concerning this Lease shall be initiated and determined in the County of Orange, California.

26.  SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

     26.1 SUBORDINATION. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed by Lessor upon any of the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the entity holding any such Security Device (a "LENDER") shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any such Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     26.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 26.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.

     26.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "NON-DISTURBANCE AGREEMENT") from the Lender that Lessee's possession and this Lease will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

     26.4 SELF-EXECUTING. The agreements contained in this Paragraph 26 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of any of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

27. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary.

28. QUIET POSSESSION. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

29. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

The Parties hereto have executed this Lease as of the date first above written.

Lessor:                                 Lessee:

_________________________________,      Talbert Medical Management Corporation
a __________ corporation

By: _____________________________       By: _____________________________
     Westcott W. Price III                      Jack D. Massimino

Its: ___________________                Its:    President and Chief
                                                Executive Officer

                                  EXHIBIT I TO
                   SECOND AMENDED AND RESTATED LEASE AGREEMENT


A.   Premises Address:   ______________________________________________
                         ______________________________________________
                         ______________________________________________

B.   Square Footage:     ______________________________________________

C.   Base Rent (January 1, 1997
     through December 31, 2000):        $_______________________

D.   Monthly Rent Per Square Foot
     (January 1, 1997 through
     December 31, 2000):           $_______________________


[NOTE:  SEE ATTACHED SCHEDULE I FOR INFORMATION REGARDING EACH LEASED FACILITY]

                                  EXHIBIT II TO
                   SECOND AMENDED AND RESTATED LEASE AGREEMENT


     The projected net book value as of January 1, 1996 of the Premises (including the FF&E therein) located at _____________________, ______________,
_______________ is $________________.


NOTE: THE INFORMATION FOR THIS EXHIBIT APPEARS IN EXHIBIT A TO MASTER TRANSFER AGREEMENT.]

                                 EXHIBIT III TO
                   SECOND AMENDED AND RESTATED LEASE AGREEMENT


     SEE ATTACHED LETTER DATED DECEMBER 11, 1996 AND THE ATTACHMENTS THERETO.

                   AMENDED AND RESTATED MASTER ASSIGNMENT OF LEASES


         All initially capitalized terms not otherwise defined in this Amended and Restated Master Assignment of Leases ("ASSIGNMENT") shall have the same meaning as ascribed to them in the Second Amended and Restated Real Estate and Equipment Master Transfer Agreement of even date to which this Amended and Restated Master Assignment of Leases is attached and into which it is incorporated by reference (the "MASTER TRANSFER AGREEMENT"). This Assignment, dated February __, 1997 for reference purposes and effective on the Effective Date, is made in Orange County, California between each FHP Company listed on attached Exhibit B to the Master Transfer Agreement (each, an "ASSIGNOR" or collectively, "ASSIGNORS"), and Talbert Medical Management Corporation, a Delaware corporation ("ASSIGNEE"), to amend and entirely restate that certain Master Assignment of Leases dated as of the Effective Date between Assignors and Assignee, with reference to the following facts:

         A. Each Assignor is the lessee or sublessee of one or more Leased Facilities under those certain leases and subleases described more particularly on Exhibit B attached to the Master Transfer Agreement (collectively, the "LEASES").

         B. Pursuant to the Master Transfer Agreement, Assignors desire to assign all of their respective right, title and interest as lessees and sublessees in the Leases to Assignee.

         Therefore, based on the above facts and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Each Assignor hereby respectively assigns to Assignee all of such Assignor's right, title and interest as lessee and/or sublessee in those Leases in which such Assignor has an interest as lessee or sublessee (including, without limitation, any and all options, rights of first refusal, rights of first notice and any other preferential rights in favor of the lessee or sublessee in the Leases to the full extent such rights are assignable), and Assignee accepts these assignments and assumes and agrees to perform, as direct obligations to each and every lessor or sublessor, as applicable, under such Leases, all the obligations of Assignors as lessees and/or sublessees under the Leases, which obligations arise on or after the Effective Date.

         2. Assignee shall and does indemnify and hold harmless Assignors and each of them against all liability, damages, judgments, claims, actions or demands (collectively, "CLAIMS") against them or any of them arising out of or in any way connected with the lessee's and/or sublessee's obligations under the Leases, which obligations arise on or after the Effective Date.

         3. Assignors shall and do indemnify and hold harmless Assignee against all Claims against Assignee arising out of or in any way connected with the lessee's and/or sublessee's obligations under the Leases, which obligations arise before the Effective Date.

         4. Assignee shall have no right to further assign or sublet any of the Leased Facilities or the leaseholds or subleaseholds thereunder except to an Affiliate of Assignee. For purposes of this paragraph 4, an "AFFILIATE" shall mean any entity that directly or indirectly controls, is controlled by or is under common control with Assignee or FHP International Corporation, a Delaware corporation. Notwithstanding the foregoing provisions of this Section 4, Assignee may allow employees, agents, contractors, representatives, invitees, guests, visitors and customers of any Talbert Medical Group, including any physicians or physician groups having a management agreement or management agreements with Assignee, to use all or any portion of the Leased Facilities at any time and from time to time (collectively, the "TMG USE"). TMG Use shall not be considered a subletting or an assignment of Assignee's interest under the Leases for which notice to Assignor or Assignor's consent shall be required. Assignee shall remain directly responsible to Assignor for any such TMG Use as if the TMG Use were directly by Assignee.

         5. This Assignment is subject to the terms and provisions of the Master Transfer Agreement, (which, by this reference, is incorporated herein and made a part hereof), all subleases of the Leases and the Leased Facilities, and the transfer of the leaseholds under this Assignment includes the benefits and obligations arising under such subleases.

         The parties hereto have executed this Assignment by their execution of the Master Transfer Agreement to which this Assignment is attached.


                        EXHIBIT E TO MASTER TRANSFER AGREEMENT

                 SECOND AMENDED AND RESTATED SUBLEASE AGREEMENT


     This Second Amended and Restated Sublease Agreement ("Sublease"), dated February __, 1997 for reference purposes and effective as of January 1, 1996 (the "EFFECTIVE DATE"). is made in Orange County, California between the sublessor identified on the signature page of this Sublease ("SUBLESSOR") and Talbert Medical Management Corporation, a Delaware corporation ("SUBLESSEE"), who hereby amend and restate that certain Amended and Restated Master Sublease Agreement dated December __, 1996 for reference purposes and made effective as of the Effective Date between the same parties, with reference to the following facts:

     A. Sublessor is the lessee or sub-ground lessee of a facility owned by HMO Funding, Inc., which is located at the address set forth in Exhibit I hereto (hereinafter the "HMO FUNDING FACILITY"), pursuant to a Lease Agreement dated August 2, 1990 between Sublessor and HMO Funding, Inc. (the "MASTER LEASE").

     B. Sublessor desires to sublease the HMO Funding Facility to Sublessee and Sublessee desires to sublease the HMO Funding Facility from Sublessor.

          Therefore, based on the above facts and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          1. SUBLEASE. As of the Effective Date, Sublessor hereby subleases to Sublessee, and Sublessee subleases from Sublessor, the HMO Funding Facility on the terms and conditions hereinafter set forth. Sublessee shall perform all obligations of Sublessor under the Master Lease, if any, with respect to the HMO Funding facility accruing from and after the Effective Date.

          2. SUBLEASE TERM. The term of this Sublease shall commence on the Effective Date and expire one (1) day prior to the expiration of the "Initial Term" or the "Extended Term", as the case may be, of the Master Lease with respect to the HMO Funding Facility provided for herein.

          3. USE. The HMO Funding Facility shall be used and occupied by Sublessee for the uses permitted under the Master Lease and for no other purpose.

          4. SUBRENTAL. From the Effective Date, Sublessee shall pay to Sublessor a monthly subrental equal to all monthly rental, operating expenses, fees, and other expenses due under the Master Lease for the HMO Funding Facility, payable in arrears in twelve (12) monthly installments, each of which shall be paid on the fifteenth (15th) day of each month immediately following the month for which the payment was due, with final payment due on the fifteenth
(15th) of the month following expiration of the Sublease term.

          5.   INCORPORATION OF TERMS OF THE MASTER LEASE.

          5.1 This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublessor and Sublessee (as if they were Lessor and Lessee, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Sublessee acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

          5.2 For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

          (a) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into

                     EXHIBIT F TO MASTER TRANSFER AGREEMENT
                                        1
     this Sublease) requiring the approval or consent of HMO Funding, Inc., Sublessee shall be required to obtain the approval or consent of both Sublessor and HMO Funding, Inc.

          (b) In all provisions of the Master Lease requiring Sublessor to submit, exhibit to, supply or provide HMO Funding, Inc. with evidence, certificates, or any other matter or thing, Sublessee shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both HMO Funding, Inc. and Sublessor. In any such instance, Sublessor shall first determine, in its sole discretion, if such evidence, certificate or other matter or thing shall be required and, to the extent provided, satisfactory.

          (c) Sublessor shall have no obligation to restore or rebuild any portion of the HMO Funding Facility after any destruction or taking by eminent domain, and all such obligations are hereby assumed by Sublessee during the Sublease term.

          6. SUBLESSEE'S OBLIGATIONS. Sublessee covenants and agrees that all obligations of Sublessor under the Master Lease shall be done or performed by Sublessee with respect to the HMO Funding Facility, and Sublessee's obligations shall run to Sublessor and HMO Funding, Inc. as Sublessor may determine in its sole discretion to be appropriate or be required by the respective interests of Sublessor and HMO Funding, Inc. Sublessee agrees to indemnify Sublessor, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublessor's obligations under the Master Lease which, as a result of this Sublease, became an obligation of Sublessee. If Sublessee makes any payment to Sublessor pursuant to this indemnity, Sublessee shall be subrogated to the rights of Sublessor concerning said payment. Sublessee shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease. Any default by HMO Funding, Inc. under the Master Lease shall not constitute as between Sublessor and Sublessee a default by Sublessor or an eviction, actual or constructive, of Sublessee and no such default shall excuse Sublessee from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Sublessee to receive any reduction in or abatement of the rent provided for in this Sublease.

          7. DEFAULT BY SUBLESSEE. In the event Sublessee shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublessor shall have available to it against Sublessee all of the remedies available (a) to HMO Funding, Inc. under the Master Lease in the event of a similar default on the part of Sublessor thereunder or (b) at law.

          8. QUIET ENJOYMENT. So long as Sublessee pays all of the rent and other amounts due hereunder and performs all of Sublessee's other obligations hereunder, Sublessor shall do nothing to affect Sublessee's right to peaceably and quietly have, hold and enjoy the HMO Funding Facility.

          9. CONDITION OF PREMISES. Sublessee acknowledges that it is subleasing the HMO Funding Facility "as-is" and that Sublessor is not making any representation or warranty concerning the condition of the HMO Funding Facility and that Sublessor is not obligated to perform any work to prepare the HMO Funding Facility for Sublessee's occupancy.

          10. ASSIGNMENT AND SUBLETTING. Sublessee shall have no right to assign or further sublet the HMO Funding Facility or any portion thereof or any right or privilege appurtenant thereto except to an Affiliate of Sublessee. For purposes of this paragraph 11, an "AFFILIATE" shall mean any entity that directly or indirectly controls, is controlled by or is under common control with Sublessee or FHP International Corporation, a Delaware corporation. Notwithstanding the foregoing provisions of this paragraph 11, Sublessee may allow employees, agents, contractors, representatives, invitees, guests, visitors and customers of Talbert Medical Group, including any physicians or physician groups having a management agreement or management agreements with Sublessee, to use all or any portion of the HMO Funding Facility at any time and from time to time (collectively, the "TMG USE"). TMG Use shall not include a subletting or an assignment of Sublessee's interest under this Sublease. However, TMG Use shall not require notice to Sublessor or Sublessor's consent. Sublessee shall remain directly responsible to Sublessor for any such TMG Use as if the TMG Use were directly by Sublessee.

          11. NOTICES. All notices required or permitted by this Sublease shall be in writing and shall be delivered to Sublessor or Sublessee at the following addresses, or at such other address(es) as either party may, from time to time, by like notice designate:

               If to Sublessor:    3120 Lake Center Drive
                                   Santa Ana, California 92704
                                   Attention:  Secretary

               If to Sublessee:    3540 Howard Way
                                   Costa Mesa, California 92626
                                   Attention:  President

All notices and documents shall be delivered either by (i) messenger or courier services, (ii) by nationally recognized overnight courier service (such as Federal Express), or (iii) by registered or certified U.S. Mail, postage prepaid, return receipt requested. Delivery shall be effective only upon actual receipt. Either party to this Sublease may change any of the information set forth in this Section 11 by written notice given to the other in accordance with the foregoing provisions.

          The parties hereto have executed this Sublease as of the date first above written.

Sublessor:                         Sublessee:


______________________________,    Talbert Medical Management Corporation
a ________________ corporation



By:___________________________     By:_______________________________
     Westcott W. Price III                   Jack D. Massimino

Its:__________________________     Its: President and Chief Executive Officer

                                  EXHIBIT I TO
                 SECOND AMENDED AND RESTATED SUBLEASE AGREEMENT




HMO Funding Facility Address:

__________________________________
__________________________________
__________________________________

                             MASTER FF&E LEASE AGREEMENT


    All initially capitalized terms not otherwise defined herein shall have the same meaning as ascribed to them in the Second Amended and Restated Real Estate and Equipment Master Transfer Agreement of even date to which this Master FF&E Lease Agreement is attached and into which it is incorporated by reference (the "MASTER TRANSFER AGREEMENT"). This Master FF&E Lease Agreement ("EQUIPMENT LEASE"), dated February __, 1997 for reference purposes and made effective as of the Effective Date, is made by and between each FHP Company listed on Exhibit A to the Master Transfer Agreement (each a "LESSOR") and Talbert Medical Management Corporation, a Delaware corporation ("LESSEE") (collectively the "PARTIES", or individually a "PARTY").

    1.  FF&E:  The FF&E (hereinafter "EQUIPMENT") provided for in this
Equipment Lease shall consist of only the following categories of personal property which are owned by an FHP Company and located in an Owned Facility leased to TMMC, a Leased Facility, the lease or sublease of which has been assigned to TMMC, or an HMO Funding Facility which has been subleased to TMMC (said Facilities being hereinafter collectively referred to as "FACILITIES", and individually as a "FACILITY", and said leases and subleases being hereinafter collectively referred to as the "FACILITY LEASES", and individually as a "FACILITY LEASE"): (a) furniture, (b) data processing equipment, (c) medical equipment, (d) minor equipment, (e) PBX equipment, (f) art, (g) soft costs and
(h) leasehold improvements installed by or at the expense of Lessor in certain of the Leased Facilities and HMO Funding Facilities. The Equipment at each Facility is more particularly described by reference to its net book value (at December 31, 1996) on Exhibit I hereto.

    2. LETTING; CONDITION OF THE EQUIPMENT: Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment for the Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Equipment Lease. Lessee acknowledges that it is leasing the Equipment on an "AS IS" basis without representations or warranties, express or implied.

    3. TERM AND EXTENSIONS: The term ("TERM") of this Equipment Lease shall commence on January 1, 1996 (the "Commencement Date") and shall continue until the expiration of all Facility Leases; provided, however, that the Term of this Equipment Lease with respect to the particular Equipment located in any given Owned Facility shall expire on December 31, 2000, and the Term with respect to Equipment located in any given Leased Facility or HMO Funding Facility shall expire concurrently with the expiration of the Facility Lease relating to such Facility (including any extension options and terms thereunder). Upon the expiration or termination of all Facility Leases, except for the terms and provisions hereof that expressly survive the expiration or termination of this Equipment Lease, this Equipment Lease (and all terms and provisions hereof) shall be of no further force or effect.

    4. RENT: During the Term of this Equipment Lease, Lessee shall pay Rent (as hereinafter defined) in the following amounts:

         (a) From January 1, 1996 through December 31, 1996, Lessee shall pay as Base Rent for the Equipment a monthly amount equal to the sum of (A) 0.6667% (eight percent (8%) per annum) of the book value of the Equipment in each Facility as of the Effective Date, plus (B) the monthly depreciation expense of the Equipment in such Facility calculated at the end of each calendar month using the FHP depreciation schedules in place as of the Effective Date.

         (b) From January 1, 1997 through December 31, 2000, Lessee shall pay as Base Rent for the Equipment in each Facility the monthly amounts set forth on
Exhibit II hereto.


                        EXHIBIT G TO MASTER TRANSFER AGREEMENT

         (c) After December 31, 2000, Lessee shall pay as Base Rent for the Equipment the monthly amounts mutually agreed upon by Lessor and Lessee no later than December 1, 2000 and by December 1 of each year thereafter during the remaining Term of this Equipment Lease to be the then fair rental value of the Equipment identified in the inventory provided for in Section 24 hereof, said monthly amounts being hereinafter referred to as the "Monthly Equipment Rent". In the event Lessor and Lessee are unable to reach agreement regarding the Monthly Equipment Rent for such Equipment by such December 1 date, they shall jointly select a neutral appraiser to do so. In the event the Parties are unable to agree upon a neutral appraiser by December 15 of that year, the matter shall be referred immediately to the American Arbitration Association (Orange County office), which shall select the appraiser by December 20 of that year, and the appraiser so selected shall finally determine and advise the Parties of the Monthly Equipment Rent for the Equipment no later than December 31 of that year. Such determination shall be final and binding on the Parties. The costs of the neutral appraiser and/or the American Arbitration Association shall be shared equally by Lessor and Lessee. For purposes of this Section 4(c), the Monthly Equipment Rent for the Equipment shall be determined as described above and shall be effective as of the first day of the following month (i.e., January).

Lessee shall cause payment of Base Rent and other rent or charges, if any, to be received by Lessor (collectively "RENT") in lawful money of the United States, without offset, deduction or prior demand in arrears on or before the fifteenth
(15th) day of each month immediately following the month of the Term during which the Equipment was leased to Lessee, with final payment due on the fifteenth (15th) day of the month following the end of such Term..

    5. PERMITTED USE: Lessee shall use the Equipment for the purposes for which it is intended and shall, at Lessee's sole cost and expense, maintain the Equipment in good condition and repair, subject to ordinary wear and tear and general obsolescence. No Lessor shall have any obligation to maintain, repair or replace any of the Equipment.

    6.  INSURANCE:

         a) Lessee shall obtain and keep in force during the term of this Equipment Lease a policy or policies, naming Lessor as additional insured, with loss payable to Lessee insuring the Equipment for loss or damage caused by the usual all-risk perils. The amount of such insurance shall be equal to the full replacement cost of the Equipment, as the same shall exist from time to time. In the event of a damage or destruction of the Equipment, Lessor may elect that such insurance proceeds be paid to and disbursed through a third-party escrow account selected by Lessor. Lessor shall have no obligation to carry any insurance under this Equipment Lease.

         (b) Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Equipment is located, and maintaining during the policy term a "General Policyholders Rating" of at least A-14 as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 6. Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Equipment Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If Lessee shall fail to procure and maintain the insurance required to be carried by Lessee under this Paragraph 6, Lessor may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

    7.  INDEMNITY

         (a) Lessee shall indemnify, protect, defend and hold harmless Lessors and their respective agents, employees, and contractors, from and against any and all claims, losses of rent and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities (collectively, "CLAIMS") arising out of, involving, or in dealing with, the possession, use or operation of the Equipment by Lessee, any act, omission or neglect occurring on or after the Effective Date of Lessee, its agents, contractors, employees or invitees with respect to the Equipment, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Equipment Lease. In case any action or proceeding is brought against any Lessor by reason of any of the foregoing matters, Lessee upon notice from such Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to such Lessor and such Lessor shall cooperate with Lessee in such defense. Such Lessor need not have first paid any such claim in order to be so indemnified.

         (b) Lessors shall indemnify, protect, defend and hold harmless Lessee and its agents, employees and contractors from and against any and all Claims against Lessee arising out of, involving, or in dealing with the ownership, possession, use or operation of the Equipment by Lessors, any act, omission or neglect occurring before the Effective Date of Lessors or any of their respective agents, contractors, employees or invitees with respect to the Equipment, and out of any Default or Breach by Lessors in the performance in a timely manner of any obligation on Lessors' part to be performed under this Equipment Lease. In case any action or proceeding is brought against Lessee by reason of any of the foregoing matters, Lessor upon notice from Lessee shall defend the same at Lessors' expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessors in such defense. Lessee need not have first paid any such claim in order to be so indemnified.

         (c) The terms and provisions of this Section 7 shall survive the expiration or any termination of this Equipment Lease (or any part hereof).

    8. INSPECTION. Lessors shall have the right to enter the Facilities in which the Equipment is located at any time, without notice to Lessee, in case of an emergency, and otherwise at reasonable times, but only after reasonable prior written notice to Lessee, for the purpose of inspecting the condition of the Equipment.

    9. LESSEE'S COMPLIANCE WITH LAW. Lessee shall, at Lessee's sole cost and expense, fully diligently and in a timely manner, comply with all laws, rules, regulations, ordinances, directives and requirements of all governmental authorities of competent jurisdiction relating in any manner to Lessee's possession, use or operation of the Equipment.

    10. PERSONAL PROPERTY TAXES: Lessee shall pay prior to delinquency all taxes assessed against and levied upon any Equipment that accrue during the period that such Equipment is leased by Lessee pursuant to this Equipment Lease

    11.  ASSIGNMENT AND SUBLETTING:

         (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber or sublet (collectively, "ASSIGN") all or any part of Lessee's interest in this Equipment Lease or in any of the Equipment without Lessor's prior written consent, which consent shall not be unreasonably withheld.

         (b) Notwithstanding the foregoing provisions of this Paragraph 11, Lessee may assign this Equipment Lease to an Affiliate of Lessee without the prior consent of

Lessor, provided Lessor receives notice of such intent to assign at least ten
(10) days prior the effective date of the assignment. An "AFFILIATE" for purposes of this Paragraph 11(b) shall mean any entity which directly controls, is under common control with, or is directly or indirectly controlled by Lessee or FHP International Corporation, a Delaware corporation. Notwithstanding such permitted assignment, Lessee shall remain directly and primarily liable to Lessor for all obligations and liabilities of "Lessee" under this Equipment Lease.

         (c) Notwithstanding the foregoing provisions of Paragraphs 11(a) and 11(b) above, Lessee may allow employees, agents, contractors, representatives, invitees, guests, visitors and customers of any Talbert Medical Group, including any physicians or physician groups having a management agreement or management agreements with Lessee, to use all or any portion of the Equipment at any time and from time to time (collectively, the "TMG USE"). TMG Use shall not include a subletting or an assignment of Lessee's interest under this Lease. However, TMG Use shall not require notice to Lessor or Lessor's consent. Lessee shall remain directly responsible to Lessor for any such TMG Use as if the TMG Use were directly by Lessee.

    12. DAMAGE OR DESTRUCTION. If all or any part of the Equipment is destroyed, whether or not by a loss that is caused by a risk required to be insured under this Equipment Lease, this Equipment Lease shall continue in full force and effect without interruption, reduction, or abatement of rent or other expenses hereunder. Upon occurrence of such damage or destruction, Lessee shall, at Lessee's election, either (i) at Lessee's sole cost and expense, forthwith replace the Equipment or repair or restore the Equipment to the condition existing before the occurrence of such damage and destruction, or (ii) deliver to Lessor an amount reasonably determined by Lessor to be necessary to complete such repair, restoration or replacement. In the event this Equipment Lease expires prior to the completion of such repair, restoration or replacement, Lessee shall, at Lessor's election, either (i) continue with full repair, restoration or replacement of the Equipment, or (ii) deliver to Lessor an amount reasonably determined by Lessor to be necessary to complete such repair, restoration or replacement. Lessor shall have no obligation to Lessee whatsoever in the event of any damage or destruction to the Equipment or any parts thereof. The provisions of this Section 12 regarding Lessee's obligation to repair, replace or restore the Equipment shall survive the expiration or termination of this Equipment Lease.

    13.  DEFAULT; BREACH; REMEDIES:

         (a) A "DEFAULT" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Equipment Lease. A "BREACH" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraph 13(b):

              (i) Failure to pay any installment of Rent due and payable hereunder, upon the date when payment is due, such failure continuing for a period of ten (10) business days after written notice of such failure, it being understood and agreed that Lessor shall not be required to comply with the foregoing grace period and notice provisions more often than twice in any twelve
(12) month period; or

              (ii) Failure to perform any obligation, agreement or covenant under this Equipment Lease, other than Lessee's obligation to pay Rent, such failure continuing for thirty (30) calendar days after written notice of such failure or such longer period as is reasonably necessary to remedy such failure, provided that Lessee shall continuously and diligently pursue such remedy until such failure is cured.

         (b) In the event of a Default of this Equipment Lease by Lessee, within thirty (30) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf. The reasonable costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. In the event of a Breach of this Equipment Lease by Lessee, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

              (i) Terminate Lessee's right to possession of all or any of the Equipment by any lawful means, in which case this Equipment Lease and the Term hereof shall terminate and Lessee shall immediately surrender possession of the Equipment to Lessor. In such event Lessor shall be entitled to recover from Lessee all amounts necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Equipment Lease or which in the ordinary course of things would be likely to result therefrom; or

              (ii) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Equipment is located.

The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Lessee's possession or use of the Equipment.

         (c) In the event of any actual or alleged breach by Lessor of any obligation to be performed by Lessor under this Equipment Lease, Lessee shall have the sole remedy of damages or injunctive relief; under no circumstances shall Lessee have the right to terminate this Equipment Lease.

    14.  RIGHT OF FIRST OFFER

         a) With respect to any Equipment located in any Leased Facility or HMO Funding Facility, Lessee shall have a right of first offer to acquire the Equipment located in such Facility in the manner provided in this Section 14 at any time during the period commencing on the commencement date of the Facility Lease for such Facility and expiring one (1) year after the expiration or earlier termination of such Facility Lease.

         b) With respect to any Equipment located in any Owned Facility, Lessee shall have a right of first offer to acquire the Equipment located in such Facility in the manner provided in this Section 14 at any time during the period commencing on January 1, 1996 and expiring on December 31, 2001.

         c) Lessor shall notify Lessee in writing (THE "FIRST OFFER NOTICE") when Lessor determines that any of the Equipment will become available for sale to third parties. The First Offer Notice shall identify the Equipment to be sold and shall set forth the proposed sale price and all economic and other material terms upon which Lessor is willing to sell the Equipment.

         d) If Lessee wishes to exercise its right of first offer with respect to the Equipment described in the First Offer Notice, then within ten
(10) days after delivery of the First Offer Notice to Lessee, Lessee shall deliver written notice (THE "FIRST OFFER EXERCISE NOTICE") to Lessor of Lessee's intention to exercise its right of first offer with respect to the Equipment identified in the First Offer Notice on the terms and conditions contained in such First Offer Notice. If Lessee does not so notify Lessor within such ten
(10) day period, then Lessee shall be deemed to have elected not to acquire the Equipment, and, during the six (6) month period commencing on the day after the date that Lessee elects or is deemed to have elected not to acquire the Equipment, Lessor shall be free to sell the Equipment described in the First Offer Notice to anyone to whom Lessor desires on terms and conditions no less favorable to Lessor than the terms and conditions set forth in the First Offer Notice. If Lessor has not sold the Equipment to a third party as permitted hereinabove within such six (6) month period, then Lessor shall be obligated to re-offer the Equipment to Lessee in accordance with the terms and provisions of this Section 14 prior to selling the same to a third party.

         e) If Lessee exercises its right of first offer with respect to any such Equipment, Lessor and Lessee shall consummate the transaction (THE "CLOSING") within thirty (30) days after delivery to Lessee of the First Offer Notice. At Closing, Lessor shall convey the Equipment described in the First Offer Notice to Lessee by executing and delivering a bill of sale and such other documentation as may be reasonably required to fully convey such Equipment to Lessee, and Lessee shall pay and deliver to Lessor the purchase price for the Equipment and any other amounts to be paid and delivered to Lessor pursuant to the First Offer Notice. All closing costs shall be shared by Lessor and Lessee in the manner that is customary for such transactions in the jurisdiction where such Equipment is located. If the Closing fails to occur for any reason other than the Lessor's default within such thirty (30) day period, then Lessee's right of first offer shall terminate and Lessor shall be free to sell the Equipment to any third party in accordance with the terms and provisions of subsection (c) above and subject to the six (6) month time limitation set forth therein.

    15. NOTICES. All notices required or permitted by this Equipment Lease shall be in writing and shall be delivered to Lessor or Lessee at the following addresses, or at such other address(es) as either party may, from time to time, by like notice designate:


              If to Lessor:       3120 Lake Center Drive
                                  Santa Ana, California 92704
                                  Attention:  Secretary

              If to Lessee:       Talbert Medical Management Corporation
                                  3540 Howard Way
                                  Costa Mesa, California 92626
                                  Attention:  President

All notices and documents shall be delivered either by (i) messenger or courier services, (ii) by nationally recognized overnight courier service (such as Federal Express), or (iii) by registered or certified U.S. Mail, postage prepaid, return receipt requested. Delivery shall be effective only upon actual receipt. Either party to this Equipment Lease may change any of the information set forth in this Section 15 by written notice given to the other in accordance with the foregoing provisions.

    16. WAIVER. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Equipment Lease requiring such consent.

    17. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

    18. COVENANTS AND CONDITIONS. All provisions of this Equipment Lease to be observed or performed by Lessee are both covenants and conditions.

    19. BINDING EFFECT; CHOICE OF LAW. This Equipment Lease shall be binding upon the parties, their personal representatives, successors and assigns and, except as otherwise expressly provided herein, be governed by the laws of the state in which the Equipment is located. Any litigation, arbitration or other method of dispute resolution between the Parties concerning this Equipment Lease shall be initiated and determined in the County of Orange, California.

    20. QUIET POSSESSION. Upon payment by Lessee of the Rent for the Equipment and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Equipment Lease, Lessee shall have quiet possession of the Equipment for the entire term hereof subject to all of the provisions of this Equipment Lease.

    21. SURRENDER OF EQUIPMENT. Upon the expiration or earlier termination of this Equipment Lease with respect to the Equipment in any Facility, and except as otherwise provided in Sections 12 and 14 hereof, Lessee shall, at its sole cost and expense, surrender such Equipment to Lessor at such Facility. Such Equipment shall be surrendered to Lessor in good condition and repair, except for ordinary wear and tear and general obsolescence. Lessor and Lessee acknowledge that (i) the Facility Leases provided for in that certain Second Amended and Restated Real Estate and Equipment Master Transfer Agreement (First Amendment to Exhibits), dated as of February ___, 1997, and executed by and between Lessor and Lessee collectively, the "Terminated Leases") have been terminated and (ii) all of the Equipment located in the Facilities which are the subject of the Terminated Leases (the "Relocated Equipment") has been relocated to other Facilities. Notwithstanding any other provision of this Equipment Lease to the contrary, Lessor hereby consents to such relocation of the Relocated Equipment, and Lessor and Lessee agree that, with respect to the Relocated Equipment, this Equipment Lease including but not limited to the rent provisions of Section 4 hereof, shall continue in full force and effect. The term of this Equipment Lease with respect to each item of Relocated Equipment shall expire concurrently with the expiration of the Facility Lease of the Facility to which such item was relocated.

    22. SEVERABILITY. The invalidity of any provision of this Equipment Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

    23. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Equipment Lease.

    24. INVENTORY. For purposes of Section 4(c) hereof, and to specifically identify the Equipment located in the Facilities, Lessor and Lessee hereby agree that as soon as practicable, but in no event later than June 30, 1997, they will conduct a physical inventory of the Equipment actually located in each Facility and attach a listing of such equipment to this Equipment Lease as Exhibit III. It is understood and agreed among the Parties that the results of the inventory shall have no impact on the rent payable to Lessors pursuant to Sections 4(a) and 4(b) hereof; however such results shall be used to identify the Equipment actually held by Lessee and returnable to Lessors; to determine the Monthly Equipment Rent to be paid pursuant to Section 4(c) hereof, and in connection with any purchase rights or obligations of Lessee hereunder.

    25. ATTORNEY'S FEES. In the event that any litigation is commenced concerning or arising out of this Equipment Lease, the Party or Parties prevailing in such litigation shall be entitled to recover, in addition to such other relief as may be granted, its/their reasonable costs and expenses, including without limitation reasonable attorney's fees and court costs, whether or not taxable, as awarded by a court of competent jurisdiction.


    The parties hereto have executed this Equipment Lease by their execution of the Master Transfer Agreement to which this Equipment Lease is attached.

                                     EXHIBIT I TO
                             MASTER FF&E LEASE AGREEMENT




    The net book values as of December 31, 1996 of the Equipment situated in each Facility are set forth on the attached schedule.

                                    EXHIBIT II TO
                             MASTER FF&E LEASE AGREEMENT


    The monthly Base Rents to be paid from January 1, 1997 through December 31, 2000 by Lessee for the Equipment situated in each Facility are set forth on the attached schedule.

                                    EXHIBIT III TO
                             MASTER FF&E LEASE AGREEMENT


    Listings of the Equipment actually situated in each Facility are attached to this schedule.

                              SECOND AMENDED AND RESTATED
                  REAL ESTATE AND EQUIPMENT MASTER TRANSFER AGREEMENT
                             (FIRST AMENDMENT TO EXHIBITS)


          This First Amendment to Exhibits ("FIRST AMENDMENT") to the above referenced Agreement ("MASTER TRANSFER AGREEMENT"), dated the ___ day of February, 1997, is made among FHP, Inc., a California corporation, FHP of Utah, Inc., a Utah corporation, FHP of New Mexico, Inc., a New Mexico corporation (collectively, "FHP", or each an "FHP COMPANY"), and Talbert Medical Management Corporation, a Delaware corporation ("TMMC"), who hereby agree as follows:

     1. DEFINITIONS. Except as may be otherwise defined in this First Amendment, all initially capitalized terms in this First Amendment shall have the same meanings as ascribed to them in the Master Transfer Agreement.

     2. EXHIBIT A to the Master Transfer Agreement is hereby amended by the deletion therefrom of the following property, said deletion to be effective as of the date and for the reason set forth beside such listing:


     Address                       Effective Date*       Reason for Deletion
     -----------------------       ---------------       -------------------
     2490 South State Street           5/16/96           Property sold to Paracelsus
     Salt Lake City, Utah 84115                          on May 16, 1996

     3. Exhibit B to the Master Transfer Agreement is hereby amended by the deletion therefrom of the following properties (including the FF&E and leasehold improvements therein), said deletions to be effective as of the dates and for the reasons set forth beside each listing:


     Address                       Effective Date*       Reason for Deletion
     --------------------          ---------------       -------------------
     13260 N. 94th Dr., Suite 200        12/31/96        Early termination exercised.
     Peoria, AZ  85381                                   Lease term ended on
                                                         December 31, 1996.

     1604 S. Edward                      8/31/96         Lease expired on August 31,
     Tempe, AZ  85281                                    1996.  TMMC now leases the
                                                         space directly.

     2569 Woodland Drive                 7/01/96         TMMC vacated.  Property is
     Anaheim, CA  92801                                  now used by the Department of
                                                         Human Relations which is part
                                                         of FHP, effective July 1, 1996.

     18153 Brookhurst                    7/01/96         TMMC vacated.  Property is
     Anaheim, CA  92801                                  now used by the Department of
                                                         Human Relations which is part
                                                         of FHP, effective July 1, 1996.

     10540 Chapman Avenue                12/31/96        Early termination exercised.
     Garden Grove, CA  92640                             Lease term ended on December 31,
                                                         1996.

     21500-21520 S. Pioneer Blvd.        1/30/97         Lease expired on January 30, 1997.
     Hawaiian Gardens, CA  90716

     18800 Delaware, Suites 500 & 700    9/30/96         Center closed.  Lease expired on
     Huntington Beach, CA  92648                         September 30, 1996.

     10821 Bloomfield Road               4/03/96         Lease expired on April 30, 1996.Los Alamitos, CA  90720

     6370 Magnolia                       12/31/96        Lease expired on December 31, 1996.
     Riverside, CA  92506                                TMMC leases directly from the
                                                         landlord.


     Address                        Effective Date* Reason for Deletion
     --------------------           --------------- ---------------------
     1840 E. 17th Street, Suite 110      2/01/96         Lease expired.  TMMC vacated in
     Santa Ana, CA  92701                                January 1996, effective February 1,
                                                         1996.

     1950 E. 17th Street, Suite 300      2/01/96         Lease expired.  TMMC vacated in
     Santa Ana, CA  92701                                January 1996, effective February 1,
                                                         1996.

     3400 South West Temple              3/01/96         TMMC vacated on March 1, 1996.
     Salt Lake City, Utah  84115                         FHP is now the sole tenant.


* The Effective Dates are based solely on information provided by TMMC and are subject to confirmation by the parties.

     4. COUNTERPARTS. This First Amendment may be executed in counterparts with the same force and effect as if the parties had executed one instrument, and each such counterpart shall constitute an original hereof.


         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date first above written.


                              FHP, Inc., a California corporation


                              By:  /s/ Westcott W. Price III
                                   ----------------------------------
                                   Westcott W. Price III, President and
                                   Chief Executive Officer

                              FHP of Utah, Inc., a Utah corporation


                              By:  /s/ Westcott W. Price III
                                   ----------------------------------
                                   Westcott W. Price III
                                   Chief Executive Officer

                              FHP of New Mexico, a New Mexico corporation


                              By:  /s/ Westcott W. Price III
                                   ----------------------------------
                                   Westcott W. Price III, President and
                                   Chief Executive Officer

                              Talbert Medical Management Corporation, a
                              Delaware corporation


                              By:  /s/ Jack D. Massimino
                                   ----------------------------------
                                   Jack D. Massimino, President and Chief
                                   Executive Officer


                                        2